SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):  December 13, 2002

EOS INTERNATIONAL, INC. (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)

0-15586 (Commission File Number)	52-1373960 (IRS Employer Identification No.)

888 7th Avenue, 13th Floor, New York, New York (Address of principal executive offices)	10106 (Zip Code)

(212) 887-6869 (Registrant’s telephone number)

Not Applicable (Former name or former address, if changed since last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

         On December 13, 2002, Eos International, Inc., Eos Acquisition Corp., and I.F.S. of New Jersey, Inc. agreed to amend effective as of December 10, 2002 the Agreement and Plan of Merger dated as of December 10, 2002. The amendment is attached hereto as Exhibit 2.2.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements Not Applicable

(b)	Pro Forma Financial Information Not Applicable

(c)	Exhibits.

Exhibit No.	Title

2.2	Amendment to the Agreement and Plan of Merger dated as of December 10, 2002 and entered into on December 13, 2002 by and among Eos International, Inc., Eos Acquisition Corp., and I.F.S. of New Jersey, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2002	EOS INTERNATIONAL, INC. By: JACK B. HOOD —————————————— Jack B. Hood Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

2.2	Amendment to Agreement and Plan of Merger dated as of December 10, 2002 and entered into on December 13, 2002 by and among Eos International, Inc., Eos Acquisition Corp., and I.F.S. of New Jersey, Inc.